Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

February 11, 2011

Venoco, Inc.
370 17th Street
Suite 3900
Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to the inclusion of information from our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Venoco, Inc.” in the Registration Statement of Venoco, Inc. and certain co-registrants on Form S-3 (No. 333-166361).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716